UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________________________________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Pacific Software, Inc.

(Exact name of registrant as specified in its charter)

Nevada	41-2190974
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

123 West Nye Lane, Suite 129 Carson City, Nevada	89706
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:  None.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.       .

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  X .

Securities Act registration statement file number to which this form relates: 333-143672.

Securities to be registered pursuant to Section 12(g) of the Act:  Common Stock.

Item 1.  Description of Registrant’s Securities to be Registered.

The Registrant’s Common Stock is registered hereby A description thereof is contained in “Description of the Securities” in the Registrant’s Registration Statement on Form SB-2, as amended (Commission File No. 333-143672), filed with the Securities and Exchange Commission (the “Form SB-2 Registration Statement ”), including any prospectus relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended, is hereby incorporated by reference.

Item 2. Exhibits.

None.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

October 15, 2010	PACIFIC SOFTWARE, INC. By: /s/Bruce Thomsen Bruce Thomsen, CEO

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